UNITED STATES a

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

 PURA NATURALS, INC.

(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-54888 (Commission File Number)	20-8496798 (I.R.S. Employer Identification No.)

23615 El Toro Road, #300 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.	Other Events

Due to the impact of the COVID-19 coronavirus pandemic on the business, consultants and service providers of PuraNaturals Inc., a Colorado corporation (the “Company”), the Company is unable to file its quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”) by the normally prescribed deadline of May 15, 2020. The Company plans to file its Form 10-Q by no later than June 29, 2020, 45 days after the original due date of its Form 10-Q in reliance upon the exemption set forth in the Securities and Exchange Commission’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which under certain conditions exempts reporting companies form making certain filings required under the Securities and Exchange Act of 1934, as amended, for up to 45 after the normally prescribed deadline.

The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world.  The State of California, where the Company is headquartered, is experiencing strict work from home mandates due to the coronavirus outbreak. The Company has been following the recommendations of both the state and federal governments to minimize exposure risk all parties involved in the business for the past several weeks, and, as a result, the Quarterly Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURA NATURALS, INC.

Date:	May 15, 2020	By:	/s/ Robert C. Doherty
Robert C. Doherty
CEO